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                                                                  EXHIBIT (a)(3)

                               ANCHOR SERIES TRUST

                            Certificate of Secretary
                               September 28, 2001


         The undersigned, being Secretary of Anchor Series Trust, a Massachusetts business trust (the "Trust") established under the Declaration of Trust of Integrated Resources Series Trust dated August 26, 1983, as amended (the "Declaration"), hereby certify as follows:

         1. The following series have been duly and properly established, named and designated as Portfolios of the Trust pursuant to the Declaration, and are all of the existing series of the Trust:

            Growth and Income Portfolio
            Growth Portfolio
            Capital Appreciation Portfolio
            Natural Resources Portfolio
            Multi-Asset Portfolio
            Strategic Multi-Asset Portfolio
            Government and Quality Bond Portfolio
            High Yield Portfolio
            Money Market Portfolio

         2. Shares of each of the foregoing Portfolios have the rights and preferences set forth therefor in the Declaration.

         IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of the date first written above.



                               /s/ Robert M. Zakem
                               -------------------
                                  Robert M. Zakem
                                  Secretary